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                                                                      Exhibit 21
                                                                      ----------
                            Significant Subsidiaries

Listed below are the significant first tier subsidiaries of the Registrant, along with the total number of active subsidiaries directly or indirectly owned by each as of February 8, 2002. Certain second, third and fourth tier subsidiaries, though included in the numbers, are also shown by name. Ownership is 100% unless otherwise indicated. The business activities of the subsidiaries have been keyed as follows: (a) Oilfield Services, (b) SchlumbergerSema, (c) General/Multiple (d) Other.

                                                              U.S.     Non-U.S.
                                                              ----     --------

    Schlumberger B.V., Netherlands (c)                                 39(a)/1/
                                                               7(b)    84(b)/2/
                                                                        5(c)
                                                                        3(d)
         Schlumberger Canada Limited, Ontario (c)
         Schlumberger GmbH, Germany (b)
         Schlumberger Industries, France (b)
              Sema SA, France (b)
         Omnes B.V., Netherlands (a)
         Services Petroliers Schlumberger, France (a)
         *WesternGeco B.V., Netherlands (a)
              WesternGeco A.S., Norway (a)



    Schlumberger Offshore Services N.V. (Limited),
    Netherlands Antilles (a)                                           12(a)
     Schlumberger Antilles N.V., Netherlands Antilles (a)

    Schlumberger Overseas, S.A., Panama (c)                    1(a)/3/ 178(a)/4/
                                                               1(b)    69(b)/5/
                                                                       12(c)
         MC&C Holdings Limited, BVI (c)
              Schlumberger Plc, UK (c)
                   Sema International Limited, UK (b)
                   Sema UK Limited, UK (b)
                   *WesternGeco Limited, UK (a)
         Schlumberger Oilfield Holdings Limited, BVI (a)
              Anadrill Holdings Limited, BVI (a)
              Dowell Schlumberger Corporation, BVI (a)
              Schlumberger Holdings Limited, BVI (a)
                   Schlumberger Surenco, S.A., Panama (a)
              *WesternGeco Seismic Holdings Limited, BVI (a)


    Schlumberger Technology Corporation, Texas (c)            11(a)/6/ 12(a)/7/
                                                              14(b)     5(b)
                                                               3(c)
                                                               1(d)
         Schlumberger Omnes, Inc., (Delaware) (a)
         SchlumbergerSema, Inc., Delaware (b)
         Schlumberger Technologies, Inc., Delaware (b)
         *WesternGeco L.L.C., Delaware (a)


*70% owned by Registrant

________________________
/1/ Includes four majority-owned subsidiaries, one of which is named, and two
    50%-owned subsidiaries, which are not named.
/2/ Includes five majority-owned subsidiaries and three 50%-owned subsidiaries, which are not named.
/3/ Includes one majority-owned subsidiary, which is not named.
/4/ Includes twelve majority-owned subsidiaries, two of which are named, and three 50%-owned subsidiaries, which are not named.
/5/ Includes five majority-owned subsidiaries, which are not named.
/6/ Includes two majority-owned subsidiaries, one of which is named, and one
    50%-owned subsidiary, which is not named.
/7/ Includes two majority-owned subsidiaries, which are not named.